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                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement of Allmerica Select Separate Account of First Allmerica Financial Life Insurance Company on Form N-4 of our report dated February 3, 1998, relating to the financial statements of First Allmerica Financial Life Insurance Company, and our report dated March 25, 1998, relating to the financial statements of Allmerica Select Separate Account of First Allmerica Financial Life Insurance Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 4, 1998